EMERGENT BIOSOLUTIONS REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
•First Quarter 2025 Total Revenues of $222.2 million, decrease of 26% versus prior year
•First Quarter 2025 Net Income of $68.0 million, increase of 656% versus prior year
•First Quarter 2025 Gross Margin % of 50% and Adjusted Gross Margin % of 58%, an expansion of 500 bps and 700 bps, respectively, versus prior year
•First Quarter 2025 Adjusted EBITDA of $77.6 million, increase of 16% versus prior year
•First Quarter 2025 Adjusted EBITDA Margin of 35% of Total Revenues, an improvement of 1,300 bps versus prior year
•Reaffirmed FY 2025 Guidance
GAITHERSBURG, Md., May 7, 2025—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the first quarter ended March 31, 2025.
"Over the past 12 months, we have been executing our multi-year strategic plan to stabilize the company, streamlining operations with an eye toward driving profitability and transforming the company to achieve long-term, sustainable growth built on Emergent’s strengths and unique capabilities," said Joe Papa, president and CEO of Emergent. "We believe our solid first-quarter results are marked by revenues within our guidance range, overall increased profitability margins, increased cash on hand and improved cash flow, further demonstrating that our disciplined approach is setting the momentum for our continued turnaround actions this year. We remain confident in our 2025 financial guidance and anticipate delivering a strong second half of the year."

FINANCIAL HIGHLIGHTS(1)
Q1 2025 vs. Q1 2024

($ in millions, except per share amounts)	Q1 2025	Q1 2024	% Change
Total Revenues	$222.2	$300.4	(26)%
Net Income	$68.0	$9.0	656%
Net Income per Diluted Share	$1.19	$0.17	600%
Adjusted Net Income (2)	$40.7	$31.1	31%
Adjusted Net Income per Diluted Share(2)	$0.71	$0.59	20%
Adjusted EBITDA(2)	$77.6	$66.9	16%
Adjusted EBITDA Margin (2)	35%	22%
Gross Margin %	50%	45%
Adjusted Gross Margin % (2)	58%	51%

RECENT BUSINESS UPDATES
•Announced the exercise of contract option and modification valued at approximately $20.0 million to supply BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of Defense
•Received contract option valued at approximately $16.7 million to continue development collaboration with BARDA on Ebanga™ (ansuvimab-zykl) treatment for Ebola
•Gained exclusive commercial rights to KLOXXADO® (naloxone HCI) Nasal Spray in U.S. and Canada from Hikma Pharmaceuticals; Hikma received Health Canada approval for the product
•Announced investment agreement and pursuit of a strategic relationship for next-generation product candidates with Rocketvax Ltd
•Secured approximately $27.0 million in international orders targeted for delivery in 2025 associated with medical countermeasures ("MCM") portfolio
•Completed the sale of our Baltimore-Bayview facility for $36.5 million
•Earned $50.0 million in development milestone payments from Bavarian Nordic as part of the sale of the Travel Health Business, $30.0 million of which was paid during the quarter
•Announced that Board of Directors authorized the repurchase of up to $50.0 million of the Company’s common stock on or before March 27, 2026
•Secured a three-year agreement valued at approximately $65.0 million to supply the Ontario Ministry of Health with NARCAN® Nasal Spray
FIRST QUARTER 2025 FINANCIAL PERFORMANCE (1)
Revenues
The Company uses the following categories in discussing revenues:
•NARCAN® — comprises contributions from NARCAN® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, previously known as AV7909, BioThrax®, Anthrasil® and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, VIGIV CNJ-016® and TEMBEXA®
•Other Products — comprises contributions from BAT® and RSDL® (3)
•All Other Revenues — comprises revenues from the Services operating segment and contracts and grants revenues

($ in millions)	Q1 2025	Q1 2024	% Change
Product sales, net:(4)
NARCAN®	$45.3	$118.5	(62)%
Anthrax MCM	47.9	55.9	(14)%
Smallpox MCM	106.4	50.2	112%
Other Products	2.3	49.3	(95)%
Total Product sales, net	$201.9	$273.9	(26)%

All other revenues	$20.3	$26.5	(23)%

Total revenues	$222.2	$300.4	(26)%

Product Sales, net (4)
NARCAN®
For Q1 2025, revenues from NARCAN® (naloxone HCl) Nasal Spray decreased $73.2 million, or 62%, as compared with Q1 2024. The decrease was primarily driven by lower sales of OTC NARCAN® and lower Canadian retail sales of branded NARCAN®, primarily driven by an unfavorable price and volume mix.
Anthrax MCM
For Q1 2025, revenues from Anthrax MCM products decreased $8.0 million, or 14%, as compared with Q1 2024. The decrease reflects the impact of the timing of sales related to CYFENDUS®, partially offset by the timing of sales related to Anthrasil®. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the U.S. government (the “USG”). Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and Company delivery of orders that follow.
Smallpox MCM
For Q1 2025, revenues from Smallpox MCM products increased $56.2 million, or 112%, as compared with Q1 2024. The increase was primarily due to higher ACAM2000® and TEMBEXA® sales due to timing, partially offset by lower VIGIV CNJ-016®, due to timing. Fluctuations in revenues from Smallpox MCM result from the timing of the exercise of annual purchase options in the existing procurement contracts, the timing of USG purchases, the availability of governmental funding and Company delivery of orders that follow.
Other Products
For Q1 2025, revenues from Other Product sales decreased $47.0 million, or 95%, as compared with Q1 2024. The decrease was primarily due to lower BAT® sales due to timing and no RSDL® product sales due to the sale of RSDL® to SERB Pharmaceuticals in 2024.
All Other Revenues
Services
For Q1 2025, revenues from Services decreased $11.3 million, or 61%, as compared with Q1 2024. The decrease was primarily attributable to revenue from the Company’s Camden facility in the prior period, which was sold to Bora Pharmaceuticals in the third quarter of 2024, partially offset by an increase in production at the Company's Winnipeg facility.
Contracts and Grants
For Q1 2025, revenues from contracts and grants increased $5.1 million, or 64%, as compared with Q1 2024. The increase was primarily due to development work in connection with Ebanga™.
Operating Expenses

($ in millions)	Q1 2025	Q1 2024	% Change
Cost of product and services sales, net	$88.5	$144.6	(39)%
Research and development (“R&D”)	15.1	15.1	—%
Selling, general and administrative (“SG&A”)	52.4	84.7	(38)%
Amortization of intangible assets	16.3	16.2	1%
Total operating expenses	$172.3	$260.6	(34)%
Cost of Product and Services Sales, Net
For Q1 2025, cost of product and services sales, net decreased $56.1 million, or 39%, as compared with Q1 2024. The decrease was driven by decreases in cost of Commercial Product sales of $27.6 million, cost of Services of $16.5 million and cost of MCM Product sales of $12.0 million.
Research and Development Expenses
For Q1 2025, R&D expenses were consistent at $15.1 million as compared with Q1 2024.

Selling, General and Administrative Expenses
For Q1 2025, SG&A expenses decreased $32.3 million, or 38%, as compared with Q1 2024. The decrease was primarily due to decreases in compensation and other employee costs as a result of the restructuring initiatives that began during the first quarter of 2023, a reduction in marketing costs, lower professional services fees related to general corporate initiatives in 2024, including organizational transformation consulting fees and lower legal service fees.
ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q1 2025	Q1 2024	% Change
Capital expenditures	$3.6	$10.8	(67)%
Capital expenditures as a % of total revenues	2%	4%
For Q1 2025, capital expenditures decreased largely due to lower development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN®; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. In the first quarter of 2025, the Company’s determined that its Services operating segment no longer meets the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants”. The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
FIRST QUARTER 2025 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended March 31,
	2025	2024	$ Change	% Change
Revenues	$45.3	$118.5	$(73.2)	(62)%
Cost of sales	24.5	52.1	(27.6)	(53)%
Intangible asset amortization	9.5	9.4	0.1	1%
Gross margin**	$11.3	$57.0	$(45.7)	(80)%
Gross margin %**	25%	48%
Add back:
Intangible asset amortization	$9.5	$9.4	$0.1	1%
Segment adjusted gross margin (2)	$20.8	$66.4	$(45.6)	(69)%
Segment adjusted gross margin % (2)	46%	56%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
Cost of Commercial Product sales decreased $27.6 million, or 53%, to $24.5 million for the three months ended March 31, 2025. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian retail sales of branded NARCAN®.
Commercial Products gross margin decreased $45.7 million, or 80%, to $11.3 million for the three months ended March 31, 2025. Commercial Products gross margin percentage decreased 23 percentage points to 25% for the quarter ended March 31, 2025. The decrease was largely due to lower sales of OTC NARCAN® and lower branded NARCAN® sales. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $9.5 million.

($ in millions)	MCM Products
	Quarter Ended March 31,
	2025	2024	$ Change	% Change
Revenues	$156.6	$155.4	$1.2	1%
Cost of sales	50.2	62.2	(12.0)	(19)%
Intangible asset amortization	6.8	6.8	—	—%
Gross margin**	$99.6	$86.4	$13.2	15%
Gross margin %**	64%	56%
Add back:
Intangible asset amortization	$6.8	$6.8	$—	—%
Changes in fair value of financial instruments	—	0.5	(0.5)	(100)%
Restructuring costs	(0.8)	(0.1)	(0.7)	*
Inventory step-up provision	1.8	—	1.8	NM
Segment adjusted gross margin(2)	$107.4	$93.6	$13.8	15%
Segment adjusted gross margin %(2)	69%	60%

* % change is greater than +/- 200%
** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of MCM product sales decreased $12.0 million, or 19%, to $50.2 million for the three months ended March 31, 2025. The decrease was primarily due to lower sales of BAT® and CYFENDUS®, due to timing, coupled with no RSDL® product sales due to the sale of RSDL® to SERB, partially offset by an increase in Anthrasil® and ACAM2000® sales, due to timing.
MCM Products gross margin increased $13.2 million, or 15%, to $99.6 million for the three months ended March 31, 2025. MCM Products gross margin percentage increased 8 percentage points to 64% for the quarter ended March 31, 2025. The increase was primarily due to a favorable sales mix which was weighted more heavily towards higher margin products and a decrease in shutdown costs compared to the prior quarter. MCM Product segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $6.8 million, inventory step-up provision of $1.8 million and restructuring costs of $(0.8) million.

2025 FINANCIAL FORECAST
The Company provides the following updated financial forecast for full year 2025 and Q2 2025, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Updated Range (as of 05/07/2025)	Action	Previous Range (as of 03/03/2025)
Total revenues	$750 - $850	UNCHANGED	$750 - $850
Net income	$20 - $70	INCREASED	$16 - $66
Adjusted net income (2)	$20 - $70	UNCHANGED	$20 - $70
Adjusted EBITDA (2)	$150 - $200	UNCHANGED	$150 - $200
Adjusted gross margin % (2)	48% - 51%	UNCHANGED	48% - 51%

Segment Level Revenue
MCM Products (3)	$435 - $485	UNCHANGED	$435 - $485
Commercial Products (5)	$265 - $315	UNCHANGED	$265 - $315

Key Assumptions ($ and shares in millions)	Updated Range (as of 05/07/2025)
Interest expense	~$55
R&D	~6% to 7% of Revenue
SG&A	~27% to 28% of Revenue
Weighted avg. fully diluted share count	~54
Capex	~$17
Depreciation & amortization	~$100
Q2 2025

METRIC ($ in millions)	Q2 2025 Forecast
Total revenues	$95 - $120
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the "Reconciliation of Non-GAAP Financial Measures" tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Our MCM Products revenue in 2025 and forecasted revenue excludes revenues related to RSDL®, which was sold during the third quarter of 2024.
(4)Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.
(5) Our Commercial Products forecast consists of revenues for NARCAN® Nasal Spray and revenues from distribution of Kloxxado™ naloxone HCl nasal spray 8 mg pursuant to an agreement with Hikma Pharmaceuticals PLC in January 2025.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, May 7, 2025, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://register.vevent.com/register/BI55c44c8318724673999b4e3fa8f61b7b to register and receive an email with the dial-in number, passcode and registrant ID.
By webcast
Visit https://edge.media-server.com/mmc/p/xrqjtg3j
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•Adjusted Net Income
•Adjusted Net Income per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %

We define Adjusted Net Income and Adjusted Net Income per Diluted Share, which are non-GAAP financial measures, as net income and net income per diluted share, respectively, excluding the impact of changes in fair value of financial instruments, acquisition and divestiture-related costs, severance and restructuring costs, loss on assets held for sale, inventory step-up provision, non-cash amortization charges, contingent consideration milestones, other income (expense) items and tax effect. We use Adjusted Net Income for the purpose of calculating Adjusted Net Income per Diluted Share. Management uses Adjusted Net Income per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as net loss before income tax provision, interest expense, net, depreciation and amortization, excluding the impact of changes in fair value of financial instruments, acquisition and divestiture-related costs, severance and restructuring costs, loss on and assets held for sale, inventory step-up provision, contingent consideration milestones and other income (expense) items. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, restructuring costs, changes in the fair value of financial instruments and inventory step-up provision. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net.

We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, restructuring costs, changes in the fair value of financial instruments and inventory step-up provision. We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasure ("MCM") products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), VIGIV CNJ-016® (Vaccinia Immune Globulin Intravenous (Human)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) EbangaTM (ansuvimab-zykl) and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray and over-the-counter NARCAN® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate new or further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing related to our bioservices and under existing Bioservices contracts; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of the final settlement, and the potential impact of the final settlement agreement, including the funds to resolve the litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under a credit agreement, dated August 30, 2024, among the Company, the lenders from time to time party thereto and OHA Agency LLC, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; the impact of our share repurchase program; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; our ability to realize the expected benefits of the sale of our travel health business to Bavarian Nordic, the sale of our Drug Product facility in Baltimore-Camden to Bora Pharmaceuticals Injectables Inc., a subsidiary of Bora Pharmaceuticals Co., Ltd., the sale of RSDL® to BTG International Inc., a subsidiary of SERB Pharmaceuticals and the sale of our Baltimore-Bayview drug substance manufacturing facility to Syngene International; the impact of the organizational changes we announced in January 2023, August 2023, May 2024 and August 2024; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to realize the full benefits from our divestitures and sales of assets; the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, Anthrasil®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including RSDL® (Reactive Skin Decontamination Lotion), which was acquired by SERB on July 31, 2024.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$149.1	$99.5
Restricted cash	3.7	6.1
Accounts receivable, net	203.7	154.5
Inventories, net	314.0	311.7
Prepaid expenses and other current assets	30.2	26.9
Assets held for sale	6.1	—
Total current assets	706.8	598.7

Property, plant and equipment, net	221.0	270.6
Intangible assets, net	485.2	501.5
Other assets	13.1	18.9
Total assets	$1,426.1	$1,389.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58.1	$60.9
Accrued expenses	13.2	17.7
Accrued compensation	24.7	56.1
Other current liabilities	11.1	27.7
Liabilities held for sale	4.8	—
Total current liabilities	111.9	162.4

Debt	665.7	663.7
Deferred tax liability	60.4	41.7
Other liabilities	35.4	39.1
Total liabilities	$873.4	$906.9

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 60.1 and 59.9 shares issued; 54.5 and 54.3 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 5.6 and 5.6 common shares, respectively	(227.7)	(227.7)
Additional paid-in capital	930.8	928.0
Accumulated other comprehensive loss, net	(6.1)	(5.2)
Accumulated deficit	(144.4)	(212.4)
Total stockholders’ equity	$552.7	$482.8
Total liabilities and stockholders’ equity	$1,426.1	$1,389.7

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Product and services sales, net	$209.1	$292.4
Contracts and grants	13.1	8.0
Total revenues	222.2	300.4

Operating expenses:
Cost of product and services sales, net (1)	88.5	144.6
Research and development	15.1	15.1
Selling, general and administrative	52.4	84.7
Amortization of intangible assets	16.3	16.2
Total operating expenses	172.3	260.6

Income from operations	49.9	39.8

Other income (expense):
Interest expense	(14.7)	(24.3)
Loss on assets held for sale	(12.2)	—
Other, net	69.7	(3.4)
Total other income (expense), net	42.8	(27.7)

Income before income taxes	92.7	12.1
Income tax provision	24.7	3.1
Net income	$68.0	$9.0

Earnings per common share
Basic	$1.25	$0.17
Diluted	$1.19	$0.17

Weighted average shares outstanding
Basic	54.4	52.2
Diluted	57.3	52.2

(1) Exclusive of intangible asset amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net income	$68.0	$9.0
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation expense	1.5	5.9
Depreciation and amortization	25.4	27.9
Change in fair value of contingent obligations, net	—	0.5
Amortization of deferred financing costs	2.3	6.9
Deferred income taxes	18.6	(12.2)
Noncash loss on assets held for sale	12.2	—
Change in fair value of warrant liability	(9.5)	—
Loss on disposal of assets	0.3	—
Other	(11.3)	(3.1)
Changes in operating assets and liabilities:
Accounts receivable	(73.3)	(50.0)
Inventories	(2.2)	(4.5)
Prepaid expenses and other assets	9.5	(6.0)
Accounts payable	(5.4)	(2.4)
Accrued expenses and other liabilities	(7.2)	1.1
Long-term incentive plan accrual	0.8	1.2
Accrued compensation	(32.2)	(33.3)
Income taxes receivable and payable, net	(8.4)	16.1
Contract liabilities	(0.3)	(19.7)
Net cash used in operating activities	(11.2)	(62.6)
Investing Activities
Purchases of property, plant and equipment	(3.6)	(10.8)
Proceeds from sale of property, plant and equipment	38.1	—
Milestone payments from prior asset divestiture	30.0	—
Purchase of convertible note receivable	(5.0)	—
Net cash provided by (used in) investing activities	59.5	(10.8)
Financing Activities
Principal payments on term loan facility	—	(3.9)
Proceeds from revolving credit facility	—	50.0
Principal payments on revolving credit facility	—	(5.0)
Proceeds from share-based compensation activity	0.1	—
Taxes paid for share-based compensation activity	(0.5)	(0.4)
Net cash provided by (used in) financing activities:	(0.4)	40.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.7)	—
Net change in cash, cash equivalents and restricted cash	47.2	(32.7)
Cash, cash equivalents and restricted cash, beginning of period	105.6	111.7
Cash, cash equivalents and restricted cash, end of period	$152.8	$79.0
Supplemental cash flow disclosures:
Cash paid for interest	$16.7	$21.5
Cash paid for income taxes, net of refunds	$14.5	$12.4
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$1.5	$3.3
Gain on extinguishment of debt	$—	$0.3
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$149.1	$78.5
Restricted cash	3.7	0.5
Total	$152.8	$79.0

Emergent BioSolutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income and Net Income per Diluted Share to Adjusted Net Income and Adjusted Net Income per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended March 31,
	2025	2024	Source
Net income	$68.0	$9.0
Adjustments:
Non-cash amortization charges	$18.6	$23.2	Amortization of intangible assets ("IA"), Other Income
Severance and restructuring costs	(1.3)	(0.5)	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	1.8	—	Cost of product and services sales, net
Acquisition and divestiture costs	0.2	—	SG&A
Loss on assets held for sale	12.2	—	Other Income (Expense)
Contingent consideration milestones	(50.0)	—	Other Income (Expense)
Changes in fair value of financial instruments	(9.5)	0.5	Cost of product and services sales, net and Other Income (Expense)
Other expense (income), net items	(7.9)	3.1	Other Income (Expense)
Tax effect	8.6	(4.2)
Total adjustments:	$(27.3)	$22.1
Adjusted net income	$40.7	$31.1
Net income per diluted share	$1.19	$0.17
Adjustments:
Non-cash amortization charges	$0.32	$0.44	Amortization of IA, Other Income (Expense)
Severance and restructuring costs	(0.02)	(0.01)	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	0.03	—	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	SG&A
Loss on assets held for sale	0.21	—	Other Income (Expense)
Contingent consideration milestones	(0.87)	—	Other Income (Expense)
Changes in fair value of financial instruments	(0.17)	0.01	Cost of product and services sales, net and Other Income (Expense)
Other expense (income), net items	(0.14)	0.06	Other Income (Expense)
Tax effect	0.16	(0.08)
Total adjustments:	$(0.48)	$0.42
Adjusted net income per diluted share	$0.71	$0.59
Diluted shares used in computing Adjusted net income per diluted share	57.3	52.2

Emergent BioSolutions, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended March 31,
	2025	2024
Net income	$68.0	$9.0
Adjustments:
Depreciation & amortization	$25.4	$27.9
Income taxes	24.7	3.1
Total interest expense, net	14.0	23.8
Inventory step-up provision	1.8	—
Changes in fair value of financial instruments	(9.5)	0.5
Severance and restructuring costs	(1.3)	(0.5)
Acquisition and divestiture costs	0.2	—
Loss on assets held for sale	12.2	—
Contingent consideration milestones	(50.0)	—
Other expense (income), net items	(7.9)	3.1
Total adjustments	$9.6	$57.9
Adjusted EBITDA	$77.6	$66.9

Total revenues	$222.2	$300.4

Adjusted EBITDA margin	35%	22%

Emergent BioSolutions, Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended March 31,
($ in millions)	2025	2024
Total revenues	$222.2	$300.4
Contracts and grants	13.1	8.0
Product and services sales, net	$209.1	$292.4

Cost of product and services sales, net	88.5	144.6
Intangible asset amortization	16.3	16.2
Gross margin	$104.3	$131.6
Gross margin %	50%	45%
Add back:
Intangible asset amortization	$16.3	$16.2
Inventory step-up provision	1.8	—
Restructuring costs	(0.9)	(0.3)
Changes in fair value of financial instruments	—	0.5
Adjusted gross margin	$121.5	$148.0
Adjusted gross margin %	58%	51%

Emergent BioSolutions, Inc.
Reconciliation of Net Income Forecast to Adjusted Net Income Forecast

($ in millions)	2025 Full Year Forecast	Source
Net income	$20 - $70
Adjustments:
Non-cash amortization charges	$65	Amortization of IA and Other Income (Expense)
Changes in fair value of financial instruments	(9)	Other Income (Expense)
Severance and restructuring costs	(3)	Cost of products and services, net, SG&A and R&D
Inventory step-up provision	5	Cost of products and services, net
Loss on asset held for sale	12	Other Income (Expense)
Settlement charge, net	(10)	SG&A
Contingent consideration milestones	(50)	Other Income (Expense)
Other expense (income), net items	(3)	Other Income (Expense)
Tax effect	(7)
Total adjustments:	$—
Adjusted net income	$20 - $70
Reconciliation of Net Income Forecast to Adjusted EBITDA Forecast

($ in millions)	2025 Full Year Forecast
Net income	$20 - $70
Adjustments:
Depreciation & amortization	$100
Income taxes	33
Total interest expense, net	55
Inventory step-up provision	5
Changes in fair value of financial instruments	(9)
Severance and restructuring costs	(3)
Loss on assets held for sale	12
Settlement charge, net	(10)
Contingent consideration milestones	(50)
Other expense (income), net items	(3)
Total adjustments	$130
Adjusted EBITDA	$150 - $200

Emergent BioSolutions, Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %(1)

($ in millions)	2025 Full Year Forecast
Total revenues	$750 - $850
Contracts & Grants	(25) - (30)
Product and services sales, net	$725 - $820

Cost of product and services sales, net	$381 - $403
Intangible asset amortization	60
Gross margin	$284 - $357
Gross margin %	39% - 44%
Add back:
Intangible asset amortization	$60
Inventory step-up provision	5
Restructuring costs	(1)
Adjusted gross margin	$348 - $421
Adjusted gross margin %	48% - 51%